Item 77I - SunAmerica Income Funds

On July 17, 2014, the Board of Trustees of the
Registrant, approved the establishment and designation of Class W Shares of the SunAmerica Flexible Credit
Fund. The inception date of the Class W Shares was October 1, 2014. A description of the terms of the additional class is hereby incorporated by reference to Post-Effective Amendment No. 55 to the Registration
Statement on Form N-1A of SunAmerica Income Funds
(File No. 033-06502) filed on September 30, 2014 (SEC
Accession No. 0001193125-14-358961).

On October 1, 2014, the Board of Trustees of the
Registrant, approved the establishment and designation of Class W Shares of the SunAmerica Strategic Bond
Fund. The inception date of the Class W Shares was January 29, 2015. A description of the terms of the additional class is hereby incorporated by reference to Post-Effective Amendment No. 58 to the Registration
Statement on Form N-1A of SunAmerica Income Funds
(File No. 033-06502) filed on January 28, 2015 (SEC
Accession No. 0001193125-15-023884).